EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in this Registration Statement of Nabisco, Inc. on Form S-8, dated December 10, 1999, of our report dated January 27, 1999 that appears in the Annual Report on Form 10-K of Nabisco Holdings Corp. and Nabisco, Inc. for the year ended December 31, 1998.








DELOITTE & TOUCHE LLP
Parsippany, New Jersey
December 10, 1999